FOR IMMEDIATE RELEASE

NN, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

NN delivers third consecutive year of successful transformation; completes majority of heavy spending

NN forecasts fourth year of improvement, and a return to organic net sales growth in 2026

CHARLOTTE, N.C., March 4, 2026 – NN, Inc. (NASDAQ: NNBR) (“NN” or the “Company”), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today reported its financial results for the fourth quarter and full-year ended December 31, 2025. Key results include:

Financial Highlights
•Q4 2025 net sales of $104.7 million and full-year 2025 net sales $422.2 million
•Q4 2025 gross margin of 9.2% and full-year 2025 gross margin of 14.1%
•Q4 2025 adjusted gross margin of approximately 18.8%, up 120 bps and approaching the Company's five-year target of 20%
•Q4 2025 operating loss of $10.4 million, and full-year 2025 operating loss of $18.9 million, improving 38.3% and 31.3%, respectively
•Q4 2025 adjusted operating income of $3.3 million and full-year 2025 adjusted operating income of $14.2 million, improving 34.2% and 180.0%, respectively
•Q4 2025 GAAP net loss of $11.3 million or $0.35 per share and full year 2025 GAAP net loss of $24.4 million, or $1.07 per share
•Q4 2025 adjusted earnings per share of $0.00 and adjusted loss per share of $0.03 for the full-year 2025
•Q4 2025 adjusted EBITDA of $12.9 million (12.3% of net sales) and full year 2025 adjusted EBITDA of $49.0 million (11.6% of net sales), respectively
Commercial & Strategic Highlights
•Third consecutive year of achieving or beating target rate of new business wins, with approximately $70 million secured in 2025, exceeding guidance range, and bringing the three-year cumulative total to more than $200 million
◦New wins are accretive to consolidated margin profile
◦NN is achieving a >20% hit rate on new business opportunities
•NN has won more than 170 new sales program awards which have launched during 2025 or will launch in 2026
•NN secured its first new business win in the data center market with expanded commercial plans in the data center and electrical/power infrastructure ecosystem

•Sales pipeline of more than $800 million across more than 800 programs, concentrated in targeted areas.
◦During 2025, NN significantly upsized the business development team for electrical products
•NN formed a Strategic Committee of the Board of Directors in December 2025 to evaluate a range of strategic and financing alternatives to enhance shareholder value.

"NN delivered a third consecutive year of improved financial performance in 2025, and we look ahead to 2026 with increased confidence in our trajectory for sales, margins, and adjusted EBITDA," said Harold Bevis, Chief Executive Officer of NN, Inc. "In 2025 we drove adjusted EBITDA towards recent highs despite softness in automotive and commercial vehicle markets and record high precious metal prices. Importantly, we completed the most capital-intensive portion of our transformation plan that included plant closures, significant headcount realignment, and exiting dilutive business. As a result, NN enters 2026 as a healthier, leaner, and more focused company, performing on multiple fronts, while beginning our next chapter of net sales growth."

Bevis continued, "We expect 2026 to be a meaningful inflection point, and we are guiding to a fourth consecutive year of improved adjusted EBITDA which we expect to range between $50 million to $60 million. Our forecasted sales growth is already underway in the first quarter of 2026, and we plan to launch approximately 100 new programs in 2026. These new programs carry accretive margins that will strengthen our EBITDA and cash flow profile as they ramp. Critically, the success of our new wins program, our planned launches, and more stable markets will return NN’s annual net sales growth. We expect real commercial momentum, and we are also increasing our goals for new business wins for the year to a range of $70 million to $80 million."

Bevis concluded, "The progress we have made and the momentum we are carrying into 2026 and beyond gives us increasing confidence in NN's forward net sales trajectory. Our business mix continues to shift toward higher-growth, higher-margin markets including data center power, electrical grid infrastructure, defense, and medical, and we recently secured our first direct data center win. We believe the combination of our operational transformation and accelerating sales growth positions NN to deliver meaningful and sustained value creation for shareholders both in 2026 and in the years ahead."

Fourth Quarter Results

Net sales were $104.7 million, a decrease of 1.7% compared to the fourth quarter of 2024 net sales of $106.5 million, which was primarily due to rationalization of underperforming business and plants and lower volumes partially offset by favorable foreign exchange impact of $2.1 million.

Loss from operations for the fourth quarter was $10.4 million compared to a loss from operations of $16.9 million for the same period of 2024. The year-over-year improvement was due to rationalization of underperforming business and plants, impairment of machinery and equipment recorded in 2024 at a plant that closed in 2025, and lower compensation expense due to decreased headcount.

Net loss for the fourth quarter was $12.5 million compared to net loss of $21.0 million for the same period in 2024. The year-over-year improvement was due to rationalization of underperforming business and plants, impairment of machinery and equipment recorded in 2024 at a plant that closed in 2025, and lower compensation expense due to decreased headcount.
Full-Year Results

Net sales for the year ended December 31, 2025, were $422.2 million compared to $464.3 million for the same period of 2024, a decrease of $42.1 million, or 9.1%. This was primarily due to the rationalization of underperforming business and plants, sale of our Lubbock operations, lower volumes, and unfavorable foreign exchange effects of $0.6 million. These decreases were partially offset by the contribution of new business launches and higher precious metals pass-through pricing. Power Solutions sales were up while Mobile Solutions sales were down primarily due to a decline in low-margin auto parts business.

Loss from operations for the year ended December 31, 2025, was $18.9 million compared to a loss from operations of $27.5 million for the same period of 2024. The year-over-year improvement was due to rationalization of underperforming business and plants, impairment of machinery and equipment recorded in 2024 at a plant that closed in 2025, decrease in depreciation due to the impact of historical purchase accounting step-up basis being fully depreciated in the second half of 2024, and lower compensation expense due to decreased headcount. The improvement is partially offset by lower volumes.

Net loss for the year ended December 31, 2025, was $34.0 million compared to net loss of $38.3 million for the same period of 2024. The year-over-year improvement was primarily due to our improvement in loss from operations. The improvement is partially offset by loss on extinguishment of debt in 2025.
Fourth Quarter Adjusted Results

Adjusted EBITDA for the fourth quarter of 2025 was $12.9 million, or 12.3% of sales, compared to $12.1 million, or 11.3% of sales, for the same period of 2024. Adjusted income from operations for the fourth quarter of 2025 was $3.3 million compared to adjusted income from operations of $2.4 million for the same period of 2024.

Adjusted net loss for the fourth quarter of 2025 was $0.1 million, or $0.00 per diluted share, compared to adjusted net loss of $0.9 million, or $0.02 per diluted share, for the same period of 2024.
Power Solutions
Net sales for the fourth quarter of 2025 were $45.5 million compared to $39.2 million in the same period in 2024, an increase of 16.1%. The increase was primarily due to steady volumes, higher precious metals pass-through pricing and favorable foreign exchange effects.

Loss from operations for the fourth quarter was $3.9 million compared to income from operations of $1.3 million for the same period of 2024.

Adjusted income from operations for the fourth quarter was $4.9 million compared to adjusted income from operations of $4.6 million for the same period of 2024. The increase in adjusted income from operations was primarily due to lower administrative costs.

Net sales for the year ended December 31, 2025, were $178.6 million compared to $180.5 million for the same period of 2024, a decrease of $1.9 million, or 1.1%. This was primarily due to the sale of our Lubbock operations, lower volumes and unfavorable foreign exchange effects of $0.8 million. These decreases were partially offset by higher precious metals pass-through pricing.

Income from operations for the year ended December 31, 2025 was $10.3 million compared to income from operations of $13.1 million for the same period of 2024, a decrease of $2.8 million. This was primarily due to the sale of our Lubbock operations and lower volumes. The decrease is partially offset by lower administrative costs and lower depreciation and amortization expense due to sold or fully utilized assets.

Adjusted income from operations for the year ended December 31, 2025 was $26.9 million compared to adjusted income from operations of $24.7 million for the same period in 2024.

Mobile Solutions
Net sales for the fourth quarter of 2025 were $59.3 million compared to $67.4 million in the fourth quarter of 2024, a decrease of 12.0%. The decrease was primarily driven by rationalization of underperforming business and plants and lower volumes and partially offset by favorable foreign exchange impact.

Loss from operations for the fourth quarter was $1.4 million compared to loss from operations of $12.9 million for the same period of 2024. The improvement was primarily driven by rationalization of underperforming business and plants, impairment of machinery and equipment recorded in 2024 at a plant that closed in 2025, and lower compensation expense due to decreased headcount.

Adjusted income from operations for the fourth quarter was $3.1 million compared to adjusted income from operations of $2.5 million for the same period of 2024. The increase in adjusted income from operations was primarily due to the rationalization of underperforming business and plants.

Net sales for the year ended December 31, 2025, were $244.0 million compared to $283.9 million for the same period of 2024, a decrease of $39.9 million, or 14.1%. This was primarily due to rationalization of underperforming business and plants, lower volume in North America, and partially offset by favorable foreign exchange effects.

Loss from operations for the year ended December 31, 2025, was $8.0 million compared to loss from operations of $18.1 million for the same period of 2024. The improvement was primarily driven by rationalization of underperforming business and plants, impairment of machinery and equipment recorded in 2024 at a plant that closed in 2025, lower depreciation expense due to the impact of historical purchase accounting step-up becoming fully depreciated in the second half of 2024, and lower compensation expense due to decreased headcount.

Adjusted income from operations for the year ended December 31, 2025, was $7.3 million compared to adjusted income from operations of $1.5 million for the same period of 2024. The increase was primarily due to rationalization of underperforming business and plants and lower depreciation expense due to the impact of historical purchase accounting step-up becoming fully depreciated in the second half of 2024.
2026 Outlook
•Revenues are expected to range between $445 to $465 million with modest organic growth coupled with new business launches, values may vary based on metals cost
•Adjusted EBITDA expected to range between $50 and $60 million with modest operating leverage
•New business wins are expected to increase to $70 to $80 million

Chris Bohnert, Senior Vice President and Chief Financial Officer commented, “For fiscal 2026, we are guiding net sales in the range of $445 million to $465 million and adjusted EBITDA in the range of $50 million to $60 million, reflecting a return to year-over-year net sales growth, and a notable expansion versus prior year. Importantly, this top-line growth will flow through a cost structure that has been fundamentally improved over the course of our transformation. The resulting operating performance is expected to drive adjusted EBITDA growth and margin expansion.”

Conference Call
NN will discuss its results during its quarterly investor conference call on March 5, 2026, at 9 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-255-4315 or 1-412-317-6579. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until March 6, 2027.

NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

The Company is unable to include a reconciliation of forward-looking Adjusted EBITDA to net loss, the most directly comparable GAAP measure, without unreasonable effort due to the high variability with respect to the impact of items such as income taxes, depreciation and amortization, stock-based compensation expense and other items that are excluded from this non-GAAP measure.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.
This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for full year 2026, the impact of, and our ability to execute, our corporate strategies and business initiatives, the potential impact tariffs, high interest rates, high metal costs and additional economic uncertainties may have on our financial condition and results of operations, and the results and timing of our strategic review process. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project”, “achieve”, “growth”, “enable”, “improve”, or the negative of those terms, and similar words, phrases or expressions that convey uncertainty of future events or outcomes. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; new laws and governmental regulations; the impact of climate change on our operations; uncertainty of government policies and actions after recent U.S. elections in respect to global trade, tariffs and international trade agreements; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”
With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”

Investor & Media Contacts:
Joe Caminiti or Abe Plimpton
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net sales	$104,715	$106,513	$422,207	$464,290
Cost of sales (exclusive of depreciation and amortization shown separately below)	95,093	95,338	362,848	394,812
Selling, general, and administrative expense	11,846	12,365	46,171	49,481
Depreciation and amortization	9,167	10,150	35,923	45,302
Other operating expense (income), net	(977)	5,528	(3,820)	2,243
Loss from operations	(10,414)	(16,868)	(18,915)	(27,548)
Interest expense	5,850	5,452	22,367	22,095
Loss on extinguishment of debt	—	349	3,007	349
Other expense (income), net	(1,710)	65	(4,568)	(4,558)
Loss before provision for income taxes and share of net income from joint venture	(14,554)	(22,734)	(39,721)	(45,434)
Provision for income taxes	(255)	(1,216)	(3,153)	(2,410)
Share of net income from joint venture	2,271	2,974	8,870	9,571
Net loss	$(12,538)	$(20,976)	$(34,004)	$(38,273)
Other comprehensive income (loss):
Foreign currency transaction gain (loss)	1,203	(7,642)	9,588	(9,405)
Interest rate swap:
Reclassification adjustments included in net loss, net of tax	—	—	—	(1,007)
Other comprehensive income (loss)	$1,203	$(7,642)	$9,588	$(10,412)
Comprehensive loss	$(11,335)	$(28,618)	$(24,416)	$(48,685)
Basic and diluted net loss per common share:

Basic and diluted net loss per share	$(0.35)	$(0.51)	$(1.07)	$(1.11)
Shares used to calculate basic and diluted net loss per share	49,624	49,039	49,437	48,653

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$11,377	$18,128
Accounts receivable, net	59,785	61,549
Inventories	65,978	61,877
Income tax receivable	13,389	12,634
Prepaid assets	2,952	2,855
Other current assets	10,526	10,519
Total current assets	164,007	167,562
Property, plant and equipment, net	158,885	162,034
Operating lease right-of-use assets	35,155	39,317
Intangible assets, net	30,789	44,410
Investment in joint venture	42,543	34,971
Deferred tax assets	1,673	1,329
Other non-current assets	7,732	7,270
Total assets	$440,784	$456,893
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,442	$38,879
Accrued salaries, wages and benefits	14,004	19,915
Income tax payable	553	659
Short-term debt and current maturities of long-term debt	5,791	5,039
Current portion of operating lease liabilities	6,430	6,038
Other current liabilities	13,575	13,382
Total current liabilities	89,795	83,912
Deferred tax liabilities	4,312	4,969
Long-term debt, net of current maturities	153,758	143,591
Operating lease liabilities, net of current portion	37,092	42,291
Other non-current liabilities	9,420	14,111
Total liabilities	294,377	288,874
Commitments and contingencies
Series D perpetual preferred stock	112,409	93,497
Stockholders' equity:
Common stock	502	499
Additional paid-in capital	439,700	455,811
Accumulated deficit	(367,625)	(333,621)
Accumulated other comprehensive loss	(38,579)	(48,167)
Total stockholders’ equity	33,998	74,522
Total liabilities, preferred stock, and stockholders’ equity	$440,784	$456,893

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(34,004)	$(38,273)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,923	45,302
Amortization of debt issuance costs and discount	1,494	2,288
Paid-in-kind interest	2,664	2,677
Impairments of property, plant and equipment	—	6,546
Loss on extinguishment of debt and write-off of debt issuance costs	3,007	349
Total derivative gain, net of cash settlements	(3,324)	(1,036)
Share of net income from joint venture, net of cash dividends received	(5,824)	(3,311)
Gain on sale of business	—	(7,154)
Share-based compensation expense	3,200	3,140
Deferred income taxes	(961)	(690)
Other	(792)	(1,074)
Changes in operating assets and liabilities:
Accounts receivable	4,129	(2,839)
Inventories	(1,826)	4,210
Other operating assets	1,473	(1,558)
Income taxes receivable and payable, net	(837)	(662)
Accounts payable	10,647	(3,894)
Other operating liabilities	(9,298)	7,049
Net cash provided by operating activities	5,671	11,070
Cash flows from investing activities
Acquisition of property, plant and equipment	(12,919)	(18,314)
Proceeds from sale of property, plant, and equipment	1,885	306
Proceeds received from sale of business	—	17,000
Net cash used in investing activities	(11,034)	(1,008)
Cash flows from financing activities
Proceeds from asset backed credit facilities	53,000	63,400
Repayments of asset backed credit facilities	(53,700)	(58,000)
Proceeds from long-term debt	118,590	—
Repayments of long-term debt	(115,770)	(38,031)
Cash paid for debt issuance costs	(3,811)	(2,011)
Proceeds from sale-leaseback of equipment	1,385	8,324
Proceeds from sale-leaseback of land and buildings	4,300	16,863
Repayments of financing obligations	(1,359)	(781)
Other	(5,086)	(3,009)
Net cash used in financing activities	(2,451)	(13,245)
Effect of exchange rate changes on cash flows	1,063	(592)
Net change in cash and cash equivalents	(6,751)	(3,775)
Cash and cash equivalents at beginning of year	18,128	21,903
Cash and cash equivalents at end of quarter	$11,377	$18,128

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and Gross Margin

	Three Months Ended December 31,
(in thousands)	2025	2024
Net sales	$104,715	$106,513
Cost of sales (exclusive of depreciation and amortization)	95,093	95,338
GAAP gross profit	9,622	11,175
Personnel costs (1)	2,983	616
Facility costs (2)	6,327	6,341
Other	776	778
Adjusted gross profit (a)	$19,708	$18,910
Adjusted gross margin (3)	18.8%	17.8%

	Year Ended December 31,
(in thousands)	2025	2024
Net sales	$422,207	$464,290
Cost of sales (exclusive of depreciation and amortization)	362,848	394,812
GAAP gross profit	59,359	69,478
Personnel costs (1)	9,294	1,492
Facility costs (2)	6,327	7,292
Other	3,108	3,113
Adjusted gross profit (a)	$78,088	$81,375
Adjusted gross margin (3)	18.5%	17.5%

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended December 31,
(in thousands)
NN, Inc. Consolidated	2025	2024
GAAP loss from operations	$(10,414)	$(16,868)
Professional fees	422	568
Personnel costs (1)	676	1,577
Facility costs (2)	9,165	7,199
Amortization of intangibles	3,406	3,406
Fixed asset impairments	—	6,546
Non-GAAP adjusted income from operations (a)	$3,255	$2,428

Non-GAAP adjusted operating margin (3)	3.1%	2.3%
GAAP net sales	$104,715	$106,513

	Three Months Ended December 31,
(in thousands)
Power Solutions	2025	2024
GAAP income (loss) from operations	$(3,916)	$1,307
Professional fees	—	—
Personnel costs (1)	25	706
Facility costs (2)	6,178	51
Amortization of intangibles	2,567	2,567
Non-GAAP adjusted income from operations (a)	$4,854	$4,631

Non-GAAP adjusted operating margin (3)	10.7%	11.8%
GAAP net sales	$45,529	$39,221

	Three Months Ended December 31,
(in thousands)
Mobile Solutions	2025	2024
GAAP loss from operations	$(1,370)	$(12,864)
Personnel costs (1)	637	790
Facility costs (2)	2,986	7,148
Amortization of intangibles	838	839
Fixed asset impairments	—	6,546
Non-GAAP adjusted income from operations (a)	$3,091	$2,459

Share of net income from joint venture	2,271	2,974
Non-GAAP adjusted income from operations with JV (a)	$5,362	$5,433

Non-GAAP adjusted operating margin (3)	9.0%	8.1%
GAAP net sales	$59,264	$67,351

	Three Months Ended December 31,
(in thousands)
Elimination	2025	2024
GAAP net sales	$(78)	$(59)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Year Ended December 31,
(in thousands)
NN, Inc. Consolidated	2025	2024
GAAP loss from operations	$(18,915)	$(27,548)
Professional fees	977	648
Personnel costs (1)	8,739	3,437
Facility costs (2)	9,825	8,280
Amortization of intangibles	13,621	13,723
Fixed asset impairments	—	6,546
Non-GAAP adjusted income from operations (a)	$14,247	$5,086

Non-GAAP adjusted operating margin (3)	3.4%	1.1%
GAAP net sales	$422,207	$464,290

	Year Ended December 31,
(in thousands)
Power Solutions	2025	2024
GAAP income from operations	$10,321	$13,111
Personnel costs (1)	135	887
Facility costs (2)	6,189	357
Amortization of intangibles	10,268	10,369
Fixed asset impairments	—	—
Non-GAAP adjusted income from operations (a)	$26,913	$24,724

Non-GAAP adjusted operating margin (3)	15.1%	13.7%
GAAP net sales	$178,626	$180,545

	Year Ended December 31,
(in thousands)
Mobile Solutions	2025	2024
GAAP loss from operations	$(8,021)	$(18,078)
Personnel costs (1)	8,283	1,739
Facility costs (2)	3,651	7,930
Amortization of intangibles	3,353	3,354
Fixed asset impairments	—	6,546
Non-GAAP adjusted income from operations (a)	$7,266	$1,491

Share of net income from joint venture	8,870	9,571
Non-GAAP adjusted income from operations with JV (a)	$16,136	$11,062

Non-GAAP adjusted operating margin (3)	6.6%	3.9%
GAAP net sales	$244,016	$283,944

	Year Ended December 31,
(in thousands)
Elimination	2025	2024
GAAP net sales	$(435)	$(199)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,
(in thousands)	2025	2024
GAAP net loss	$(12,538)	$(20,976)

Provision for income taxes	255	1,216
Interest expense	5,850	5,452
Write-off of unamortized debt issuance cost	—	349
Change in fair value of preferred stock derivatives and warrants	(1,224)	(1,618)
Depreciation and amortization	9,167	9,292
Professional fees	422	568
Personnel costs (1)	676	1,577
Facility costs (2)	9,165	7,199
Mexico VAT	—	632
Non-cash stock compensation	823	792
Non-cash foreign exchange (gain) on inter-company loans	290	1,031
Fixed asset impairments	—	6,546
Non-GAAP adjusted EBITDA (b)	$12,886	$12,060

Non-GAAP adjusted EBITDA margin (3)	12.3%	11.3%
GAAP net sales	$104,715	$106,513

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Year Ended December 31,
(in thousands)	2025	2024
GAAP net loss	$(34,004)	$(38,273)

Provision for income taxes	3,153	2,410
Interest expense	22,367	22,095
Write-off of unamortized debt issuance cost	3,007	349
Change in fair value of preferred stock derivatives and warrants	(3,331)	72
Gain on sale of business	—	(7,154)
Depreciation and amortization	35,923	44,444
Professional fees	977	648
Personnel costs (1)	8,739	3,437
Facility costs (2)	9,825	8,280
Mexico VAT	—	632
Non-cash stock compensation	3,200	3,140
Non-cash foreign exchange (gain) loss on inter-company loans	(839)	1,712
Fixed asset and goodwill impairments	—	6,546
Non-GAAP adjusted EBITDA (b)	$49,017	$48,338

Non-GAAP adjusted EBITDA margin (3)	11.6%	10.4%
GAAP net sales	$422,207	$464,290

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended December 31,
(in thousands)	2025	2024
GAAP net loss	$(12,538)	$(20,976)

Pre-tax professional fees	422	568
Pre-tax personnel costs	676	1,577
Pre-tax facility costs	9,165	7,199
Pre-tax foreign exchange (gain) loss on inter-company loans	290	1,031
Pre-tax write-off of unamortized debt issuance costs	—	349
Pre-tax change in fair value of preferred stock derivatives and warrants	(1,224)	(1,618)
Pre-tax amortization of intangibles and deferred financing costs	3,686	3,976
Pre-tax impairments of fixed asset costs	—	6,546
Mexico VAT	—	632
Tax effect of adjustments reflected above (c)	(606)	(207)
Non-GAAP adjusted net income (loss) (d)	$(129)	$(923)

	Three Months Ended December 31,
(per diluted common share)	2025	2024
GAAP net loss per diluted common share	$(0.35)	$(0.51)

Pre-tax professional fees	0.01	0.01
Pre-tax personnel costs	0.01	0.03
Pre-tax facility costs	0.18	0.15
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	0.02
Pre-tax write-off of unamortized debt issuance costs	—	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.02)	(0.03)
Pre-tax amortization of intangibles and deferred financing costs	0.07	0.08
Pre-tax impairments of fixed asset costs	—	0.13
Mexico VAT	—	0.01
Preferred stock cumulative dividends and deemed dividends	0.10	0.09
Non-GAAP adjusted net income (loss) per diluted common share (d)	$0.00	$(0.02)
Shares used to calculate net earnings (loss) per share	49,624	49,039

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Year Ended December 31,
(in thousands)	2025	2024
GAAP net income (loss)	$(34,004)	$(38,273)

Pre-tax foreign exchange (gain) loss on inter-company loans	(839)	1,712
Pre-tax professional fees	977	648
Pre-tax personnel costs	8,738	3,437
Pre-tax facility costs	9,825	8,280
Pre-tax loss on extinghishment of debt & write-off of unamortized debt issuance costs	3,007	349
Pre-tax change in fair value of preferred stock derivatives and warrants	(3,331)	72
Pre-tax change in gain on sale of business	—	(7,154)
Pre-tax amortization of intangibles and deferred financing costs	15,116	16,012
Pre-tax impairments of fixed asset costs	—	6,546
Mexico VAT	—	632
Tax effect of adjustments reflected above (c)	(755)	(412)
Non-GAAP adjusted net income (loss) (d)	$(1,266)	$(8,151)

	Year Ended December 31,
(per diluted common share)	2025	2024
GAAP net income (loss) per diluted common share	$(1.07)	$(1.11)

Pre-tax foreign exchange (gain) loss on inter-company loans	(0.02)	0.04
Pre-tax professional fees	0.02	0.01
Pre-tax personnel costs	0.18	0.07
Pre-tax facility costs	0.20	0.17
Pre-tax loss on extinghishment of debt & write-off of unamortized debt issuance costs	0.06	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.07)	—
Pre-tax change in gain on sale of business	—	(0.15)
Pre-tax amortization of intangibles and deferred financing costs	0.31	0.28
Pre-tax impairments of fixed asset costs	—	0.13
Mexico VAT	—	0.01
Tax effect of adjustments reflected above (c)	(0.02)	(0.01)
Preferred stock cumulative dividends and deemed dividends	0.38	0.32
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.03)	$(0.17)
Weighted average common shares outstanding	49,437	48,653

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$(1,412)	$6,681	$5,671	$11,070
Acquisition of property, plant, and equipment	(1,862)	(2,962)	(12,919)	(18,314)
Proceeds from sale of property, plant, and equipment	28	40	1,885	306
Proceeds from sale-leaseback of equipment	396	—	1,385	8,324
Transaction costs incurred from sale of business	—	—	—	1,566
Free cash flow	$(2,850)	$3,759	$(3,978)	$2,952

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. The costs we incur in completing acquisitions, including the amortization of intangibles and deferred financing costs, and divestitures are excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.